SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  5-21-03

AMERON INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9102	77-0100596
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

245 South Los Robles Ave., Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(626) 683-4000

Item 4.    Changes in Registrant’s Certifying Accountant

(a)           Previous Independent Accountants

                (i)            Effective May 21, 2003, the Registrant dismissed Deloitte & Touche LLP (“DT”) as its independent accountants.

                (ii)           The reports of DT on the Registrant’s financial statements for fiscal years 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                (iii)          The decision to dismiss DT was recommended by the registrant’s Audit Committee and approved by its Board of Directors.

                (iv)          During fiscal years 2002 and 2001 and the subsequent interim period preceding DT’s dismissal, there were no disagreements (as such term is defined in instruction 4 to Item 304 of Securities and Exchange Commission Regulation S-K) with DT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DT would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

                (v)           During fiscal years 2002 and 2001 and the subsequent interim period preceding DT’s dismissal, there were no reportable events (as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K).

                (vi)          Attached hereto is a copy of a letter from DT to the Securities and Exchange Commission indicating that it agrees with the statements made in this report.

(b)           New Independent Accountants.

                (i)            Effective May 21, 2003, the Audit Committee of the Board of Directors of Registrant has engaged PricewaterhouseCoopers as the principal accountants to audit the Registrant’s financial statements for the fiscal year ending November 30, 2003.  No other event requiring disclosure under Item 304(a)(2) of Securities and Exchange Commission Regulation S-K has occurred.

Item 7.    Exhibits

Exhibit No.	Description
16	Letter from Deloitte & Touche LLP to Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERON INTERNATIONAL CORPORATION

Date: June 10, 2003	By:	/s/ Gary Wagner
Gary Wagner

	Its:	Senior Vice President & Chief Financial Officer